EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

To  the  Board  of  Directors:

Nano Holdings International, Inc.
1640 Terrance Way
Walnut Creek, California 94597


We hereby consent to the use in this Form SB-2 Registration Statement of our report dated March 7, 2006, relating to the consolidated balance sheet of Nano Holdings International, Inc. as of December 31, 2005 and 2004, and the related statements of operations, stockholders' equity and cash flows for the year then ended, and the inclusion of our name under the heading "Experts" appearing herein.

July 31, 2006

/s/ Moore & Associates Chartered
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Moore & Associates Chartered

Las Vegas, Nevada

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